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                                                                  Exhibit 2.2


                                  AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER


        AMENDMENT, dated as of February 17, 1995, to the Agreement and Plan of Merger, dated as of December 12, 1994 (the "Merger Agreement"), by and among The Williams Companies, Inc., a Delaware corporation ("Parent"), WC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Transco Energy Company, a Delaware corporation (the "Company"). All capitalized terms not defined herein shall have the meanings ascribed in the Merger Agreement.

        WHEREAS, the parties hereto desire to amend and restate the Merger Agreement to reflect, among other things, the Company's call for redemption on March 20, 1995 of all outstanding shares of the Company's $4.75 series Cumulative Convertible Preferred Stock, such redemption to be financed by the issuance of a new series of preferred stock of the Company to Parent or capital contributions or loans by Parent;

        NOW, THEREFORE, in consideration of the foregoing, the Parties hereto aqree as follows:

        1. The Merger Agreement is hereby amended and restated in the form attached hereto as Exhibit A (the "Restated Merger Agreement").

        2. Schedule 6.10(b)(i) is hereby amended and restated in the form previously agreed between the parties hereto.

        3. This Amendment may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                                    THE WILLIAMS COMPANIES, INC.


                                                    BY:  /s/ J. Furman Lewis

                                                    WC ACQUISITION CORP.


                                                    BY: /s/ J. Furman Lewis

                                                    TRANSCO ENERGY COMPANY


                                                    BY:  /s/ J. P. DesBarres